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                                                                   EXHIBIT 23.1


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 1, 1999 included in Casella Waste Systems, Inc.'s Form S-4 registration statement (Form 333-90913) and to all references to our firm included in this registration statement. Our report dated June 18, 1999, included in Casella Waste Systems, Inc.'s Form 10-K for the year ended April 30, 1999 is no longer appropriate since restated financial statements have been presented giving effect to two business combinations accounted for as poolings-of-interests.


                                                     /s/ Arthur Andersen LLP
                                                     -----------------------
                                                     Arthur Andersen LLP

Boston, Massachusetts
January 28, 2000